UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2017, Net Element, Inc., a Delaware corporation (the “Company”), entered into an Amendment (the “Amendment”) to Master Exchange Agreement dated as of May 2, 2016 (the “Agreement”) with Crede CG III, Ltd., an exempted company incorporated under the laws of Bermuda (“Crede”). The Amendment extended the Outside Date (as defined in the Agreement) from December 31, 2016 to August 31, 2017, which extends the time prior to which the Company has the right, pursuant to the Agreement, to request Crede, and Crede agreed upon each such request, to exchange the promissory notes that are subject to the Agreement for shares of the Company’s common stock on the terms and conditions set forth in the Agreement (as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2016).

The above description of the Amendment is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment, dated as of March 3, 2017, to Master Exchange Agreement dated as of May 2, 2016 between the Company and Crede CG III, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated as of March 3, 2017, to Master Exchange Agreement dated as of May 2, 2016 between the Company and Crede CG III, Ltd.

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